UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on September 7, 2023, 180 Life Sciences Corp. (the “Company”) received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2).

On March 13, 2024, the Company received a letter from Nasdaq notifying the Company that it has regained full compliance with the minimum bid price for continued listing on Nasdaq, pursuant to Nasdaq Listing Rule 5550(a)(2)(the “Minimum Bid Price Requirement”), because Nasdaq has determined that for 10 consecutive business days, the closing bid price of the Company’s common stock was at or above $1.00 per share.

Accordingly, the Company has regained compliance with the Minimum Bid Price Requirement and the matter is now closed.

Notwithstanding the above, and as discussed in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 16, 2023 and January 16, 2024, the Company remains out of compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Rule”), which requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the Company reported a stockholders’ deficit of ($149,327), which is below the minimum stockholders’ equity required for continued listing pursuant to the Rule. Additionally, the Company does not meet the alternative Nasdaq continued listing standards under Nasdaq Listing Rules. The Company is currently evaluating various courses of action to regain compliance and is hopeful that it can regain compliance with Nasdaq’s minimum stockholders’ equity standard within the compliance period approved by Nasdaq; however, there can be no assurance that the Company will be able to complete the transactions contemplated in the compliance plan, which the Company expects will allow it to regain compliance with the Rule, or that such transactions will result in the Company regaining compliance with the Rule, within the compliance period granted by Nasdaq, if at all.

On March 14, 2024, the Company filed a press release disclosing the fact that it has regained compliance with the Minimum Bid Price Requirement. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated March 14, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2024

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

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